SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 19, 2005

INVICTA GROUP INC.
(Name of Small Business Issuer in Its Charter)

Nevada	4700	91-2051923
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Number)	Identification No.)

9553 Harding Avenue, Suite 301
Miami Beach, FL 33154
(305) 866-6525
(Address and Telephone Number of Principal Executive Offices)

William G. Forhan, President
9553 Harding Avenue, Suite 301
Miami Beach, FL 33154
(305) 866-6525
(Name, Address and Telephone Number of Agent for Service)

Item 4.01. Change in Registrant’s Certifying Accountant

    Registrant has changed, effective September 19, 2005, its Certifying Accountant from Larry Wolfe, C.P.A. to Baum and Company, P.A. The change in accountants was recommended and approved by the audit committee of the Board of Directors.

    The principal accountant's reports on the financial statements of the Registrant since their engagement contained no adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles, except for the expression of substantial doubt about the Registrant’s ability to continue as a going concern.

    During the two most recent fiscal years and all subsequent interim periods preceding its resignation, there were no disagreements with Larry Wolfe, C. P. A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Larry Wolfe, C. P. A. would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Item 9.01 Financial Statements and Exhibits.

    Schedule of Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

99.1	Letter from Larry Wolfe, C.P.A., , to the Securities and Exchange Commission, dated as of September 19, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Invicta Group Inc.

Date: September 19, 2005	By:	/s/ William G. Forhan
William G. Forhan President

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